Exhibit 99.1

Contact:     Robert E. Wheaton

President, CEO
Star Buffet, Inc.
(480) 425-0397

FOR IMMEDIATE RELEASE:  Friday, October 19, 2007

STAR BUFFET, INC. ACQUIRES TWO RESTAURANTS

SCOTTSDALE, AZ – October 19, 2007 – Star Buffet, Inc. (NASDAQ: STRZ) announced today the completion of two acquisitions … a 4B’s Restaurant in Havre, Montana and a JJ North’s Grand Buffet in Grants Pass, Oregon. This is the third purchase of a 4B’s restaurant in the current fiscal year and the first purchase of a JJ North’s Buffet since 1997.

Commenting on the announcement Robert E. Wheaton, Star Buffet’s president stated, “We are pleased to add these profitable, well-run restaurants to our portfolio.”

About Star Buffet

Star Buffet is a multi-concept restaurant operator. As of October 19, 2007, Star Buffet, through its subsidiaries, operates 12 franchised HomeTown Buffets, seven JB’s Family restaurants, five Whistle Junction restaurants, four BuddyFreddys restaurants, three K-BOB’S Steakhouses, three Holiday House Family restaurants, three Western Sizzlin restaurants, three 4B’s restaurants, two JJ North’s Buffets, one Pecos Diamond Steakhouse, one Oklahoma Steakhouse, one Bar H Steakhouse and one Casa Bonita Mexican theme restaurant.